UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2020

YAYYO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 N. Camden Drive, Suite 600 Beverly Hills, California	90210
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	YAYO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By the written consent of the holders of more than a majority of the shares of YayYo, Inc. (the “Company”) then entitled to vote at an election of directors, Messrs. Jeffrey J. Guzy, Christopher Miglino and Paul Richter were removed as directors of the Company, effective January 22, 2020. On January 24, 2020, the remaining directors of the Company elected Douglas M. Mox, John P. O’Neill and Stephen M. Sanchez as directors to fill such vacancies, each to hold office until the earlier of the expiration of the term of office of the director whom he has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation, disqualification or removal. Stephen M. Sanchez was elected as the Chairman of the Board of Directors (the “Board”).

Mr. Sanchez, 54, has over 30 years of experience in the logistics industry, particularly in the design, implementation and operation of last-mile delivery services. Since January 2018, Mr. Sanchez has served as Senior Vice President of Operations and Business Development for Boxbot, Inc., a robotics company focusing on the development and sale of autonomous last-mile delivery vehicles. From November 2015 until January 2018, Mr. Sanchez was Senior Manager of Final Mile Process Engineering for Amazon, Inc. From September 2014 until November 2015, Mr. Sanchez served as Vice President/Director of Supply Chain – Hub and Network Planning, for LaserShip Inc., a regional provider of same-day and next-day delivery services. Mr. Sanchez, who is a Veteran of the U.S. Navy, also has held positions of increasing responsibility with affiliates of DHL International GmbH, as well as with National Express Corporation and United Parcel Service. The Company believes that Mr. Sanchez is qualified to serve as a director of the Company as a result of his extensive leadership experience in logistics and business development.

Mr. Mox, 53, has extensive experience in financial management and strategic planning, as well as logistics, engineering and operations. Since January 2013, Mr. Mox has been the Chief Operating Officer of Grace Thomas Investment, a private equity firm. Prior thereto, Mr. Mox, who has a B.S. degree in aviation management/logistics, worked as a senior manager at DHL Worldwide Express, an affiliate of DHL International GmbH, and as an industrial engineering manager for United Parcel Service. The Company believes that Mr. Mox is is qualified to serve as a director of the Company as a result of his financial expertise and his extensive experience in the private equity and logistics industries.

Mr. O’Neill, 62, is a 45-year veteran of the logistics industry and has worked both in the U.S. and internationally over the course of his career. Since 1990, Mr. O’Neill has been employed by affiliates of DHL International GmbH in positions of increasing responsibility in the U.S. and throughout Asia. Since March 2013, Mr. O’Neill has been the Deputy Managing Director of DHL-Sinotrans International Air Courier, in Beijing. The Company believes that Mr. O’Neill is qualified to serve as a director of the Company as a result of his extensive leadership experience in the logistics industry.

No arrangement or understanding exists between any of Messrs. Sanchez, Mox or O’Neill and any other persons pursuant to which any of them was elected as a director of the Company. Neither Mr. Sanchez, Mr. Mox nor Mr. O’Neill has engaged in any transaction, since January 1, 2019, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board has determined that each of the directors of the Company, other than Mr. Pickard, who remains the Company’s Chief Financial Officer, are “independent directors” within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market’s Marketplace Rules (including the additional criteria for membership on the Audit Committee) and are “independent” directors within the definition set forth in Rule 10A-3(b) under the Securities Exchange Act of 1934, as amended. The Board also has determined that each of Messrs. Mox and O’Neill met the criteria for membership on the Audit Committee set forth in Rule 5605(c)(2)(A) of the Nasdaq Stock Market’s Marketplace Rules as being “financially literate” in that they possessed the requisite knowledge and experience to be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. In addition, the Board has determined that Mr. Mox possesses the requisite “financial sophistication” required by Nasdaq Marketplace Rule 5605(c)(2)(A)(iv) and qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K adopted pursuant to the Securities Act of 1933, as amended.

The Board has appointed the following directors to serve on the Audit Committee and the Compensation Committee of the Board:

Audit Committee	Compensation Committee
Mr. Mox, Chairman	Mr. Sanchez, Chairman
Mr. O’Neill	Mr. Sidhu

In addition to the above, on January 26, 2020, Jonathan Rosen resigned from his position as the Company’s Chief Executive Officer. Mr. Rosen informed the Board that his resignation was for “Good Reason,” as that term is defined in Mr. Rosen’s employment agreement with the Company dated January 10, 2020. The Company disagrees with Mr. Rosen’s characterization of the circumstances surrounding his resignation and does not believe that “Good Reason” exists for Mr. Rosen’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2020	YAYYO, INC.

	By:	/s/ Kevin F. Pickard
	Name:	Kevin F. Pickard
	Title:	Chief Financial Officer